Conformed Copy


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 1998
                                                         (April 21, 1998)


                              TrustCo Bank Corp NY

             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

                  0-10592                    14-1630287
           (Commission File Number) (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events

                           Two press  releases  were  issued on April 21,  1998,
                  discussing first quarter results for 1998. Attached are the press releases labeled as exhibit 99(a) and 99(b).




Item 7            (c) Exhibits


       Reg S-K Exhibit No.                Description




            99(a) One page press release dated April 21, 1998, with first quarter 1998 results.

            99(b) Press release dated April 21, 1998, with first quarter 1998 results.




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




                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








Date: April 21, 1998

                                                 TrustCo Bank Corp NY
                                                 (Registrant)


                                                 By:/s/ Robert T. Cushing
                                                    ---------------------
                                                    Robert T. Cushing
                                                    Vice President and
                                                    Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.     Description                                  Page
------------------      ----------------------------              ----------



         99(a)           One page press release dated April 21,        5
                         1998, highlighting first quarter 1998
                         results.

         99(b)           Press release dated April 21, 1998,           6
                         highlighting first quarter 1998 results.

                                                         Exhibit 99(a)
TRUSTCO
Bank Corp NY                                             News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                NASDAQ -- TRST

Contact: William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

Schenectady, New York - April 21, 1998

FOR IMMEDIATE RELEASE:






TrustCo Bank Corp NY
(dollars in thousands, except per share data)

                                                 03/98              03/97
Three Months Ended March 31:
         Net Income                      $       8,378              7,593

Average Equivalent Shares Outstanding:
         - Basic                            23,381,000         23,445,000
         - Diluted                          24,326,000         24,113,000

Net Income per Share:
         - Basic                         $        0.36               0.32
         - Diluted                       $        0.34               0.31

Period End:
Total Assets                                 2,395,839          2,293,255
Total Nonperforming Loans                       11,698             11,792
Total Nonperforming Assets                      18,993             20,139
Allowance for Loan Losses                       53,984             51,845
Allowance as a Percentage
  of Total Loans                                  4.14%              4.20%






Share and per share data is adjusted for the effect of the 15% stock split declared in August, 1997.
                                                  # # #



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



                                                    Exhibit 99(b)
TRUSTCO
Bank Corp NY                                        News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                           NASDAQ -- TRST

Contact: William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

FOR IMMEDIATE RELEASE:

                                            TRUSTCO ANNOUNCES
                                        FIRST QUARTER 1998 RESULTS

Schenectady, New York -- April 21, 1998

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced record first quarter earnings results. Net income for the three months ended March 31, 1998 was $8.4 million compared to $7.6 million for 1997, resulting in an increase of 10.3%. Diluted earnings per share were $0.34 for the first quarter of 1998 compared to $0.31 for 1997, an increase of 9.7%. Returns on assets and equity were 1.43% and 21.12% for 1998, and 1.36% and 19.58%, respectively, for 1997.

Robert A. McCormick,   TrustCo's President  and  Chief  Executive  Officer,
commented on the record first quarter results "We are pleased with the momentum that we are carrying into 1998. As we have indicated in the past, the single most important measure of TrustCo's performance is return on shareholders'
equity.   Our goal for 1998 is to achieve a 21% return for the year, and the first quarter results will go a long way in helping us reach that goal."

Taxable equivalent net interest income increased to $22.5 million in the first quarter of 1998 compared with $21.8 million for 1997. The increase in taxable equivalent net interest income is the result of a combination of an increase of $118.9 million in the average balance of interest earning assets offset by an 8 basis points reduction in the net interest margin. Mr.

McCormick noted, "We determined that in order for TrustCo to continue to grow and expand our asset base, we would have to allow the net interest margin of the Company to shrink slightly, which is exactly what occurred in the first quarter. The increase in average earning assets by almost $120 million between 1997 and 1998 is the result of this strategy."

As a result of improvements in operating expenses in 1998, the efficiency ratio for the first quarter of 1998 was 39.1%, compared to 40.2% in 1997. Also, during the quarter, the allowance for loan losses was increased to $54.0 million, or 4.14% of the total loans at March 31, 1998. Stated another way, the allowance for loan losses, a reserve set aside to help cover potential problem loans, can absorb the TrustCo nonperforming loans as of March 31, 1998, 4.6 times. "In all financial ratio analyses, TrustCo's results place us among the strongest performing banks in the country. Our focus on core banking products, strong asset quality, and extensive cost controls are the basic elements in our success."

Also during the quarter, TrustCo paid common stock cash dividends of $0.275 per share in 1998, compared to $0.239 per share in 1997. This represents a dividend payout ratio of almost 77% in 1998 compared to 74% in 1997. Commenting on the
significant   cash  dividends  that  TrustCo  paid  to  its shareholders,  Mr.
McCormick noted, "Even with the increase in cash dividends paid to our shareholders, we continue to meet the regulatory definition of a well capitalized institution. We retain within the Company sufficient capital to meet our needs for growth and for regulatory purposes. It has been our practice to return to our owners any capital that we cannot effectively utilize."


TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 51 bank offices, in Albany,Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.15 billion of assets under management.


TRUSTCO BANK CORP NY                                                                                                         Page 1
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                                                      Three Months Ended
                                                                   03/31/98              12/31/97                 03/31/97
Summary of operations
   Net interest income (TE)                                         $22,520                22,216                   21,772
   Provision for loan losses                                          1,372                 1,674                    1,210
   Net gain/(loss) from securities transactions                          32                   643                     (495)
   Noninterest income                                                 4,522                 4,908                    4,031
   Noninterest expense                                               11,529                12,324                   11,204
   Net income                                                         8,378                 8,246                    7,593

Per common share (1)
   Net income per share:
          - Basic                                                      0.36                  0.35                     0.32
          - Diluted                                                    0.34                  0.34                     0.31
   Cash dividends                                                      0.28                  0.28                     0.24
   Book value at period end                                            7.59                  7.64                     6.88
   Market price at period end                                         28.38                 27.25                    18.04

At period end
   Full time equivalent employees                                       467                   459                      444
   Full service banking offices                                          51                    51                       48

Performance ratios
   Return on average assets                                            1.43%                 1.40                     1.36
   Return on average equity (2)                                       21.12                 20.34                    19.58
   Efficiency (3)                                                     39.11                 41.39                    40.17
   Net interest spread (TE)                                            3.45                  3.49                     3.58
   Net interest margin (TE)                                            3.92                  3.98                     4.00
   Dividend payout ratio                                              76.62                 78.26                    73.87

Capital ratios at period end (4)
   Total equity to assets                                              6.83                  6.92                     6.92
   Tier 1 risk adjusted capital                                       13.01                 13.43                    13.24
   Total risk adjusted capital                                        14.30                 14.72                    14.53

Asset quality analysis at period end
   Nonperforming loans to total loans                                  0.90                  0.82                     0.96
   Nonperforming assets to total assets                                0.79                  0.84                     0.88
   Allowance for loan losses to total loans                            4.14                  4.12                     4.20
   Coverage ratio (5)                                                  4.6X                  5.X                      4.X

(1)  All share and per share information is adjusted for the 15% stock split declared August, 1997.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.


CONSOLIDATED BALANCE SHEETS                                                                                                 Page 2
(dollars in thousands)


                                                              03/31/98                    12/31/97                    03/31/97


ASSETS

  Loans, net                                                $1,248,873                   1,244,821                   1,181,594
  Securities available for sale                                621,017                     601,899                     588,437
  Federal funds sold                                           403,000                     395,000                     373,000

     Total earning assets                                    2,272,890                   2,241,720                   2,143,031

  Cash and due from banks                                       34,579                      42,740                      50,749
  Bank premises and equipment                                   18,033                      18,609                      22,759
  Other assets                                                  70,337                      69,196                      76,716

     Total assets                                           $2,395,839                   2,372,265                   2,293,255

LIABILITIES
  Deposits:
     Demand                                                   $131,019                     130,345                     112,617
     Interest-bearing checking                                 238,672                     240,699                     259,454
     Savings                                                   657,674                     650,601                     662,471
     Money Market                                               57,091                      57,021                      59,564
     Certificates of deposit > $100 thou                       122,481                     112,599                      97,605
     Other time deposits                                       836,370                     830,598                     792,423

       Total deposits                                        2,043,307                   2,021,863                   1,984,134

  Short-term borrowings                                        131,778                     127,850                     112,469
  Other liabilities                                             43,776                      43,727                      35,518
     Total liabilities                                       2,218,861                   2,193,440                   2,132,121

SHAREHOLDERS' EQUITY                                           176,978                     178,825                     161,134

     Total liabilities and
       shareholders' equity                                 $2,395,839                   2,372,265                   2,293,255

Number of common shares
  outstanding, in thousands                                     23,314                      23,402                      23,428


CONSOLIDATED STATEMENTS OF INCOME                                                                                          Page 3
(dollars in thousands, except per share data)

                                                                                        Three Months Ended
                                                                 03/31/98                    12/31/97                    03/31/97

Interest income
     Loans                                                        $27,882                      27,905                      26,812
     Investments                                                   10,399                      10,872                      10,761
     Federal funds sold                                             5,122                       4,824                       4,322

          Total interest income                                    43,403                      43,601                      41,895

Interest expense
     Deposits                                                      20,188                      20,766                      19,571
     Borrowings                                                     1,567                       1,455                       1,317

          Total interest expense                                   21,755                      22,221                      20,888

          Net interest income                                      21,648                      21,380                      21,007

Provision for loan losses                                           1,372                       1,674                       1,210

          Net interest income after
            provision for loan losses                              20,276                      19,706                      19,797

Net gain/(loss) from securities transactions                           32                         643                        (495)
Noninterest income                                                  4,522                       4,908                       4,031
Noninterest expense                                                11,529                      12,324                      11,204

Income before income taxes                                         13,301                      12,933                      12,129
Income tax expense                                                  4,923                       4,687                       4,536

Net income                                                         $8,378                       8,246                       7,593


Net income per share:
          - Basic                                                   $0.36                        0.35                        0.32
          - Diluted                                                  0.34                        0.34                        0.31

Avg equivalent shares outstanding, in thousands:
          - Basic                                                  23,381                      23,460                      23,445
          - Diluted                                                24,326                      24,370                      24,113




CONSOLIDATED AVERAGE BALANCE SHEETS                                                                                       Page 4
(in thousands)

                                                                             Three Months Ended
                                                      03/31/98                    12/31/97                    03/31/97

Total assets                                        $2,378,660                   2,342,655                   2,261,057
Shareholders' equity                                   175,927                     174,110                     162,143
Total loans                                          1,301,320                   1,290,121                   1,240,790
Interest earning assets                              2,280,370                   2,244,266                   2,161,480
Interest-bearing liabilities                         2,033,968                   1,998,796                   1,952,062


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